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                                                                   EXHIBIT 10.58

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of the 3rd day of October, 1994, by and between COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation having offices at 150 East 58th Street, Suite 3400, New York, New York 10155 (the "Company"), and VINCENT VALERI, an individual currently residing at 3571 Mayer Drive, Murrysville, PA 15668
(the "Employee");

                              W I T N E S S E T H:

                  WHEREAS, the Employee has heretofore rendered services as a consultant to the Company, and the Company desires to obtain the full-time services of the Employee to serve in a senior executive capacity with the Company; and

                  WHEREAS, the Employee is willing to serve as a senior officer of the Company, all upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         Part A.           Employment.

                  1.       Duties.   Subject to the terms and conditions of
this Agreement, the Company shall employ the Employee and the Employee shall render services to the Company and its subsidiaries in the capacity and with the title of Senior Vice President of Engineering and Process Technology of the Company. In addition,

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the Employee shall serve in such capacities and have such titles with such of the Company's subsidiaries as may be requested from time to time by the Company, without requirement of any additional compensation to the Employee. In such capacity, the Employee shall, subject at all times to the direction of the Board of Directors and the Chief Executive Officer of the Company, actively participate in the technical, scientific, and research and development efforts of the Company, with such general powers and duties in respect of such activities of the Company as are usually vested in a senior officer of a corporation. The Employee shall engage in such traveling as may be reasonably required in connection with the performance of his duties.

                  2. Full-Time Employment. Throughout the period of his employment hereunder, the Employee shall devote his full and entire professional and business time, attention, knowledge and skills to faithfully, diligently and to the best of his abilities perform his duties hereunder.

         Part B.           Term of Employment; Termination of Agreement.

                  1. Term. The term of this Agreement shall commence as of November 1, 1994 and shall continue through and including October 31, 1997 (the "Termination Date"), subject to the earlier termination of this Agreement in accordance with the provisions hereof.

                  2. Termination For Cause. Anything contained in Section 1 of this Part B to the contrary notwithstanding, this Agreement may be terminated at the option of the Board of Directors

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of the Company for "Cause" (as hereinafter defined), effective upon the giving of written notice of termination to the Employee. As used herein, the term "Cause" shall mean and be limited to:

                           (a) any act committed by the Employee against the
Company, or any of its subsidiaries or divisions, constituting: (i) fraud, (ii) misappropriation of corporate opportunity, breach of fiduciary duty or non-disclosure of conflict of interest, (iii) self-dealing, (iv) embezzlement of funds, (v) felony conviction for conduct involving moral turpitude or other criminal conduct, or (vi) the disregard by the Employee of the reasonable directions of the Chief Executive Officer of the Company; or

                           (b) the breach or default by the Employee in the
performance of any material provision of this Agreement (including but not limited to Part D below); or

                           (c) alcoholism or any other form of addiction which
impairs the Employee's ability to perform his duties hereunder.

                  3. Death or Disability. Anything contained in Section 1 of this Part B to the contrary notwithstanding, this Agreement may be terminated by the Company: (i) upon the death of the Employee, or (ii) on thirty (30) days' prior written notice to the Employee, in the event that the Employee shall be physically or mentally disabled or impaired so as to prevent him from continuing the normal and proper performance of his duties and responsibilities hereunder for a period of three (3) consecutive months. The initial determination as to whether the Employee is disabled or impaired shall be made by the physician regularly

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treating the condition causing the disability. The Company shall have the right to require the Employee to be examined by a physician duly licensed to practice medicine in the State in which the Employee has his primary residence to determine such physician's opinion as to the Employee's disability. If such physician's opinion differs from that of the physician treating the Employee, or a physician thereafter retained by the Employee, they shall forthwith select a third physician so licensed whose opinion, after examination and review of available information, shall be conclusive and binding upon all parties hereto. All costs of the physician regularly treating or thereafter retained by the Employee shall be paid by the Employee. All costs of the physician retained by the Company shall be paid by the Company. If a third physician is required, then the costs of that physician shall be paid by the Company.

                  4. No Further Obligations. Upon any termination of this Agreement by the Company for "Cause" pursuant to Section 2 of this Part B, or by reason of the Optionee's death or disability pursuant to Section 3 of this Part B, neither the Company nor any subsidiary or division thereof shall be liable for or be required to pay to the Employee any further remuneration, compensation or other benefits hereunder.

                  5. Unjustified Termination. If the Company terminates this Agreement or the Employee's employment hereunder for no reason or for any reason other than: (a) for "Cause", as provided in Section 2 of this Part B, (b) the Employee's death or disability,

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as provided in Section 3 of this Part B, or (c) as a result of the Employee's voluntary (not constituting a constructive discharge) resignation of his employment hereunder, the Company shall be obligated to pay or shall cause to be paid to the Employee, through the earlier of the Termination Date provided in
Section 1 of this Part B or the date of the Employee's death, in the same periodic installments provided herein, the difference, if any, between: (i) the "Base Salary" (as hereinafter defined) if, as, and when the same would have otherwise become due and payable under this Agreement, and (ii) any and all salaries, bonuses, fees or other compensation or remuneration which the Employee earns from any other sources during the subject pay period.

         Part C.           Compensation; Expenses.

                  1. Base Salary. As compensation for his services hereunder, the Company shall pay or cause to be paid to the Employee an annual base salary of One Hundred Forty Thousand ($140,000) Dollars per annum (the "Base Salary"), payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time. The Company is hereby authorized to make all necessary payroll deductions, including FICA, from the Base Salary, as are customarily made with respect to the salaries of other senior executive officers of the Company.

                  2. 1995 Incentive Bonus. In addition to the Base Salary payable during the 1995 calendar year, the Employee shall be entitled to receive from the Company (a) a bonus in the amount of

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$20,000 in the event that the Company completes and places into commercial operation, on or prior to May 31, 1995, the necessary equipment for the commercial separation of mixed refrigerants through selective destruction, and for the destruction of CFC refrigerants, such bonus to be paid (if earned) on or prior to June 30, 1995, and (b) an additional bonus in the amount of $20,000 in the event that the Company enters into, on or prior to December 31, 1995, a written joint venture agreement with a major corporation (including, without limitation, Westinghouse, Morrison-Knudson, or other comparably-sized company) for the development, exploitation and/or use of the Agent 313 soil process, such bonus to be paid (if earned) within thirty (30) days after such joint venture agreement is executed and delivered.

                  3. Benefits. In addition to the foregoing Base Salary and 1995 bonuses, the Employee shall, throughout the period of his employment hereunder, be eligible to participate in any and all group health, group life and/or other benefit plans generally made available by the Company to its employees, provided that nothing herein contained shall be deemed to require the Company to maintain or continue any particular plan or policy.

                  4. Columbus Apartment. The Company has requested the Employee to render a substantial portion of his services in the Columbus, Ohio area during the initial portion of the term of this Agreement, and in order to assist the Employee in rendering his services in such locality, the Company will pay to the Employee the sum of $1,000 per month during the period from November 1, 1994

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through October 31, 1995, in respect of the rental by the Employee of a suitable apartment in the Columbus, Ohio area.

                  5. Expenses. In addition to the remuneration set forth above, throughout the period of the Employee's employment hereunder, the Company shall also reimburse or cause to be reimbursed to the Employee, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefor, for any reasonable business expenses (other than the rental of the Columbus apartment, which is provided for above), including air and other travel expenses, incurred by the Employee in connection with the performance of his duties and responsibilities hereunder.

         Part D. Confidentiality; Non-Competition. As a material inducement to cause the Company to enter into this Employment Agreement, the Employee hereby covenants and agrees that:

                  1. Confidential Information; Personal Relationships. The Employee shall at all times during and subsequent to the term of this Agreement, keep secret and retain in strictest confidence all confidential matters of the Company, and the "know-how", trade secrets, technical processes, inventions, equipment specifications, equipment designs, plans, drawings, research projects, confidential client lists, details of client, subcontractor or consultant contracts, pricing policies, operational methods, marketing plans and strategies, project development, acquisition and bidding techniques and plans, business acquisition plans, and new personnel acquisition plans of the Company (whether now known or hereafter learned by the Employee),

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except to the extent that (i) such information is generally available to the public without restriction, (ii) the Employee obtains confidentiality agreements with respect to such confidential information, (iii) the Employee is requested by the Board of Directors of the Company or a Committee thereof to disclose such confidential information, (iv) such information is provided to a customer of the Company pursuant to a request received from such customer in the ordinary course of business, or (v) the Employee is under compulsion of either a court order or a governmental agency's or authority's inquiry, order or request to so disclose such information.

                  2.       Property of the Company.

                           (a) Except as otherwise provided herein, all lists,
records and other non-personal documents or papers (and all copies thereof) relating to the Company and/or any of its subsidiaries or divisions, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Employee, or made available to the Employee, are and shall be the property of the Company, and shall be delivered to the Company on the date of termination of the Employee's employment with the Company.

                           (b) All inventions, including any procedures,
formulas, methods, processes, uses, apparatuses, patterns, designs, plans, drawings, devices or configurations of any kind, any and all improvements to them which are developed, discovered, made or produced, and all trade secrets and information used by the Company


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(including, without limitation, any such matters created or developed by the
Employee during the term of this Agreement), shall be the exclusive property of the Company, and shall be delivered to the Company (without the Employee retaining any copies, components or records thereof) on the date of termination of the Employee's employment with the Company.

                  3. Employees of the Company. The Employee shall not, at any time (whether during the term of this Agreement or at any time thereafter), directly or indirectly, solicit any employee of the Company to leave his or her employment with the Company, or encourage any such employee to leave such employment without the prior written approval of the Company.

                  4. Non-Competition. For so long as the Employee shall be receiving any compensation or remuneration under this Agreement, and for a further period of three (3) years thereafter, the Employee shall not, directly or indirectly, whether individually or as an employee, stockholder (other than the passive ownership of up to 5% of the capital stock of a publicly traded corporation), partner, joint venturer, agent or other representative of any other person, firm or corporation, engage or have any interest in any business (wherever located) which is engaged in or derives any revenues from any business competitive with or similar to that conducted by the Company or any of its subsidiaries at the time in question.

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                  5. Severability of Covenants.

                  The Employee acknowledges and agrees that the provisions of this Part D are (a) made in consideration of the premises and undertakings of the Company set forth herein, (b) made for good, valuable and adequate consideration received and to be received by the Employee, and (c) are reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of the Company and the business and good will thereof. It is intended that the provisions of this Part D be fully severable, and in the event that any of the foregoing restrictions, or any portion of the foregoing restrictions, shall be deemed contrary to law, invalid or unenforceable in any respect by any court or tribunal of competent jurisdiction, then such restrictions shall be deemed to be amended, modified and reduced in scope and effect, as to duration and/or geographic area, only to that extent necessary to render same valid and enforceable (and in such reduced form, such provisions shall then be enforceable), and any other of the foregoing restrictions shall be unaffected and shall remain in full force and effect.

         Part E.           Miscellaneous.

                  1. Binding Effect. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Employee, the Company and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

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                  2. Notices. Except as herein provided, any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested, addressed to a party at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice. Copies of all notices hereunder shall simultaneously be sent by first class post-paid mail to Solomon, Weiss & Moskowitz, P.C., 650 Fifth Avenue, New York, New York 10019, Attn:
Stephen A. Weiss, Esq.

                  3. Waivers. Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith.

                  4. Captions. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                  5. Governing Law. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed by and construed under the laws of the State of New York.

                  6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

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                  7. Arbitration. Any dispute involving the interpretation or application of this Agreement shall be resolved by final and binding arbitration before an arbitrator designated by and mutually acceptable to the Company and the Employee. In the event that the parties cannot agree to the appointment of a mutually acceptable arbitrator, such dispute shall be resolved by binding and final arbitration before one or more arbitrators designated by the American Arbitration Association in New York, New York, unless mutually agreed to otherwise. The award of any of such arbitrator(s) may be enforced in any court of competent jurisdiction.

                  8.       Assignment.

                           (a) This Agreement is intended for the sole and
exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

                           (b) The Employee may not assign or otherwise transfer
any of his obligations or duties hereunder to any other person, firm or corporation, it being understood and agreed that this Agreement is intended to be for the personal services of the Employee only and of no other person.

                           (c) The Company may assign this Agreement to any
successor-in-interest who may acquire, whether by direct purchase,

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sale of securities, merger or consolidation, the assets, business or properties of the Company; provided, that no such assignment shall relieve the Company of its duties and obligations to the Employee hereunder, without the prior written consent of the Employee.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                       COMMODORE ENVIRONMENTAL SERVICES, INC.

                                       By: /s/ Paul E. Hannesson
                                          --------------------------------------
                                          Paul E. Hannesson, President and CEO

                                          /s/ Vincent Valeri
                                          --------------------------------------
                                                    VINCENT VALERI

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